EXHIBIT 23.3

NETHERLAND, SEWELL & ASSOCIATES, INC.

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We consent to the incorporation by reference in this Registration Statement of Royale Energy, Inc. on Form S-3 of the reference to our report submitted to Royale Energy, Inc., on February 17, 2009, under the caption “Experts” appearing in and incorporated by reference in this Registration Statement.

Netherland, Sewell & Associates, Inc.
By: /s/ J. Carter Henson, Jr.
J. Carter Henson, Jr., P.E.
Senior Vice President

Houston, Texas
November 18, 2009